                                                                    EXHIBIT 99.1


For further information please contact:

Manda Hunt
Manager of Corporate Communications
U.S. RealTel, Inc.
Phone: (404) 442-0301

                   U.S. REALTEL REPORTS FIRST QUARTER RESULTS

ATLANTA, May 15, 2003 - U.S. RealTel, Inc. (OTCBB: USRT), a national broadband services holding company operating primarily through its wholly owned subsidiary, Cypress Communications, Inc., today reported its consolidated operating and financial results for its first quarter ended March 31, 2003.

FINANCIAL HIGHLIGHTS

Revenue for the first quarter was $22 million as compared to fourth quarter 2002 revenue of $23 million.

EBITDA (net gain excluding net interest, income taxes, depreciation, and amortization) for the first quarter remained positive at $301,000.

The Company reported a net loss of $1.1 million or $0.20 per share for the first quarter of 2003, compared with net earnings of $409,000 or $0.07 per share in the fourth quarter of 2002, which included $343,000 in extraordinary gain in connection with the acquisition of Cypress Communications, and $85,000 in extraordinary gain in connection with the extinguishment of debt. The weighted average number of common shares outstanding for the three months ending March 31, 2003 was 5,874,000.

As of March 31, 2003, cash, cash equivalents, and short-term investments totaled $1.5 million.

"Today, our business is very closely tied to trends in the commercial real estate industry and the leasing activity in our `lit' buildings," said Charles
B. McNamee, Chief Executive Officer of U.S. RealTel and Cypress Communications.

Commercial real estate occupancy rates continued to decline in the first quarter, and are on average 3 percent lower year over year. According to recent studies, the national average occupancy rate is 85 percent, and in many of Cypress Communications' markets in service, the average occupancy rate is as low as 78 percent.

In the first quarter, U.S. RealTel took steps to reduce its exposure to declining occupancy rates by implementing new technologies that will allow Cypress Communications to offer its premium, bundled communications services to businesses located outside of its portfolio of buildings in service, thereby increasing the Company's addressable market dramatically.

OPERATIONAL HIGHLIGHTS

          - In March, U.S. RealTel announced that its wholly owned subsidiary, Cypress Communications had entered into an agreement with Eureka Broadband Corporation to purchase the assets of Eureka's Southern California operations. The acquisition was completed in April, and effectively doubled the Company's market share and revenue opportunity in California.

          - Also in March, the Company's entered into a partnership with San Francisco based Vivato, Inc. to launch wireless networking trials in and around Cypress Communications and U.S. RealTel's Piedmont Center headquarters in Atlanta, Georgia.

          - In April, the Company's announced that it had entered into a partnership with GoBeam, Inc., the leading Voice over Internet Protocol (VoIP) service provider to businesses, to resell GoBeam's services to businesses located in Class A office buildings where Cypress Communications enjoys a preferred provider status.

"Our new comprehensive and unique suite of business services is designed to dramatically improve our business customer's overall productivity and significantly reduce their costs as well as their exposure to equipment obsolescence. We are confident that the added convenience and simplicity EZ Office provides will result in the highest possible level of customer satisfaction and consequently higher customer retention rates," commented Gregory P. McGraw, President and Chief Operating Officer of U.S. RealTel and Cypress Communications.

ABOUT U.S. REALTEL, INC.

U.S. RealTel, Inc., (OTCBB:USRT) is a national broadband services holding company currently operating primarily through its wholly owned subsidiary, Cypress Communications, Inc. Cypress is the preferred communications service provider in more than 1,000 Class A commercial office complexes in 25 major metropolitan U.S. markets. Through Cypress Communications, U.S. RealTel provides premium voice, Internet and video services, including high-speed broadband Internet access, e-mail and network security services, integrated voice networks and equipment, and digital business television to thousands of small and medium sized tenant businesses and consumers nationwide. U.S. RealTel is headquartered in Atlanta, GA.

For more information, please visit our website at www.usrealtel.com or call
(888) 205-6912.

SAFE HARBOR

Safe Harbor Statement under the Private Securities Reform Act of 1995: The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These important factors are described in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

                       U.S. REALTEL, INC. AND SUBSIDIARIES
                  FINANCIAL RESULTS FOR THE FOURTH QUARTER 2002
                         AND FOR THE FIRST QUARTER 2003
                      (In thousands except per share data)

                                                                Three Months Ended
                                                         --------------------------------
                                                         December 31,         March 31,
                                                            2002                2003
                                                         ------------        ------------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:

REVENUES ....................................            $ 23,030             $ 21,964
NET OF DIRECT COST ..........................              11,906               11,660
                                                         --------             --------
REVENUES - NET OF DIRECT COST ...............              11,124               10,304

OPERATING EXPENSES ..........................              10,580               10,835
OTHER EXPENSES ..............................                (561)                (617)
                                                         --------             --------
LOSS FROM CONTINUING OPERATIONS .............                 (17)              (1,148)

LOSS FROM DISCONTINUED OPERATIONS ...........                  (2)                  --

EXTRAORDINARY ITEMS .........................                 428                   --
                                                         --------             --------
NET INCOME (LOSS) ...........................            $    409             $ (1,148)
                                                         ========             ========

Net income (loss) per share of common stock -
Basic and diluted ...........................            $   0.07             $  (0.20)
                                                         ========             ========

Weighted average shares of common stock
outstanding - Basic and diluted .............               5,874                5,874
                                                         ========             ========


SELECTED FINANCIAL DATA (In thousands):                         Three Months Ended
                                                         --------------------------------
                                                         December 31,          March 31,
                                                            2002                 2003
                                                         -----------         ------------
Net cash provided by (used in)
  operating activities ......................              14,957               (3,068)
Net cash used in investing activities .......              (8,819)              (3,261)
Net cash provided by (used in)
  financing activities ......................               3,000                 (427)
Capital expenditures (cash basis) ...........               1,050                  721

EBITDA (1) ..................................               1,784                  301


SELECTED BALANCE SHEET DATA (In thousands):              December 31,         March 31,
                                                            2002                 2003
                                                         -----------         ------------
Cash, cash equivalents
  and short term investments ................               8,258                1,052
Property and equipment, net .................              22,349               22,214
Total assets ................................              41,463               38,718
Total stockholders' equity ..................               1,292                  144


(1)      THE FOLLOWING TABLE ILLUSTRATES THE EBITDA CALCULATION (in thousands):

                                                                Three Months Ended
                                                         December 31,         March 31,
                                                            2002                 2003
                                                         -----------         ------------

Net gain (loss), as reported ................            $    409             $ (1,148)
Adjustments:
  Depreciation ..............................                 814                  832
  Interest income ...........................                  (4)                  (8)
  Interest expense ..........................                 565                  625
                                                         --------             --------
EBITDA ......................................               1,784                  301
                                                         ========             ========